UNITED STATES
SECURITIES & EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Information Required in Proxy Statement
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Preliminary Proxy Statement	Confidential, for Use of the
Definitive Proxy Statement	Commission Only (as permitted
Definitive Additional Materials	by Rule 14a-6(e)(2))
Soliciting Material Pursuant
to Rule 14a-11(c) or Rule 14a-12

Silverstar Holdings, Ltd.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement,
if other than the Registrant)

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SILVERSTAR HOLDINGS, LTD.

_________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MARCH 29, 2007

        NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders (the “Meeting”) of Silverstar Holdings, Ltd. (the “Company”) will be held at the offices of Troutman Sanders LLP, The Chrysler Building, 405 Lexington Avenue, Ninth Floor, New York, New York 10174 on Thursday, March 29, 2007, at 12:00 p.m., New York Time, to consider and act upon the following matters:

1.	the election of five (5) directors of the Company to serve as the Board of Directors until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.	a proposal to ratify the grant of options to purchase 650,000 shares of common stock of the Company to Clive Kabatznik;

3.	a proposal to ratify the grant of options to purchase 180,000 shares of common stock of the Company to Joseph Abrams;

4.	a proposal to ratify the appointment Rachlin Cohen & Holtz LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2007; and

5.	the transaction of such other business as may properly come before the Meeting or any adjournment or postponement thereof.

        Information regarding the matters to be acted upon at the Meeting is contained in the accompanying Proxy Statement.

        The close of business on February 21, 2007 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting at Troutman Sanders LLP, The Chrysler Building, 405 Lexington Avenue, Ninth Floor, New York, New York 10174.

Hamilton, Bermuda February 28, 2007	By Order of the Board of Directors, Dawna Ferguson Secretary

It is important that your shares be represented at the Meeting.   Each stockholder is urged to sign, date and return the enclosed form of proxy which is being solicited on behalf of the Board of Directors. An envelope addressed to the Company’s transfer agent is enclosed for that purpose and needs no postage if mailed in the United States.

SILVERSTAR HOLDINGS, LTD.
Clarendon House
Church Street, Hamilton HM CX, Bermuda

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
March 29, 2007

        This Proxy Statement is furnished to the holders of our common stock, par value $.01 per share, and to the holders of our Class B common stock, par value $.01 per share, in connection with the solicitation of proxies by and on behalf of our Board of Directors for use at our 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, March 29, 2007, at 12:00 p.m., New York Time, at the offices of Troutman Sanders LLP, The Chrysler Building, 405 Lexington Avenue, Ninth Floor, New York, New York 10174, and at any adjournments or postponements of such meeting. The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting. The approximate mailing date of this Proxy Statement is February 28, 2007.

        The close of business on February 21, 2007 has been fixed by our Board of Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of such meeting. As of the record date, there were 9,352,577 shares of our common stock outstanding and 814,786 shares of our Class B common stock outstanding, which are the only classes of our voting securities issued and outstanding. Each share of our common stock outstanding on the record date will be entitled to one (1) vote on all matters to come before the Annual Meeting. Each share of our Class B common stock outstanding on the record date will be entitled to five (5) votes on all matters to come before the Annual Meeting. Cumulative voting is not permitted. A majority of our total issued voting shares, represented in person or by proxy, is required to constitute a quorum for the transaction of business at the Annual Meeting. Proxies submitted which contain votes withheld in the election of directors, abstentions or broker non-votes will be deemed present at the Annual Meeting in determining the presence of a quorum.

        The affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting will be required (i) to elect each director (Proposal 1), (ii) to ratify the grant of options to purchase 650,000 shares of our common stock to Clive Kabatznik (Proposal 2), (iii) to ratify the grant of options to purchase 180,000 shares of our common stock to Joseph Abrams (Proposal 3) and (iv) to ratify the appointment of Rachlin Cohen & Holtz LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2007 (Proposal 4). Abstentions, broker non-votes and votes not otherwise cast at the Annual Meeting will not be counted for the purpose of determining the outcome of the vote on Proposals 1, 2, 3 and 4.

        Our Board of Directors has unanimously recommended a vote FOR each nominee named in the Proxy, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

        It is important that your shares are represented at the Annual Meeting, and, therefore, all stockholders are cordially invited to attend the Annual Meeting. However, whether or not you plan to attend the Annual Meeting, you are urged to, as promptly as possible, mark, sign, date and return enclosed proxy card, which requires no postage if mailed in the United States in the enclosed pre-paid envelope. If you hold shares directly in your name and attend the Annual Meeting, you may vote your shares in person, even if you previously submitted a proxy card.

        Unless otherwise specified, all proxies received will be voted FOR the election of all nominees named herein to serve as directors and FOR each of the other proposals set forth in the accompanying Notice of Annual Meeting of Stockholders and described below. A proxy may be revoked at any time before its exercise by delivering written notice of revocation to our Secretary, by executing a proxy bearing a later date or by attendance at the Annual Meeting and electing to vote in person. Attendance at the Annual Meeting without voting in person will not constitute revocation of a proxy.

        Our Annual Report on Form 10-K/A for the 2006 fiscal year, which contains financial data and other information about us, is also enclosed herewith. Exhibits to the Form 10-K/A will be furnished without charge to any stockholder so requesting by writing to Corporate Secretary, Silverstar Holdings, Ltd., 1900 Glades Road, Suite 435, Boca Raton, FL 33431.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of February 21, 2007, certain information as to the beneficial ownership of our common stock and Class B common stock by:

•	each person known by us to own more than five percent (5%) of our outstanding shares;

•	each of our current directors; o each nominee for director;

•	our sole executive officer named in the Summary Compensation Table under “Executive Compensation;” and

•	all of our current directors and sole executive officer as a group.

	Amount and Nature of Beneficial Ownership (1)
Name and Address of Beneficial Stockholder	Common Stock	Class B Common Stock (2)	Percentage of Ownership (1)(3)	Percentage of Voting Power (1)(3)
Michael Levy	111,907(4)	604,786	7%	23.4%
9511 West River Street
Schiller Park, Illinois
60176
Clive Kabatznik	984,009(5)	190,000	11.5*	14.4%
1900 Glades Road
Suite 435
Boca Raton, Florida
33431
Cornelius J. Roodt	76,609(6)	-	*	*
P.O. Box 4001
Kempton Park
South Africa
John Grippo	91,609(7)	-	*	*
1900 Glades Road
Suite 435
Boca Raton, Florida
33431
Douglas Brisotti	46,609(8)	--	*	*
1900 Glades Road
Suite 435
Boca Raton, Florida
33431

	Amount and Nature of Beneficial Ownership (1)
Name and Address of Beneficial Stockholder	Common Stock	Class B Common Stock (2)	Percentage of Ownership (1)(3)	Percentage of Voting Power (1)(3)
Edward Roffman	-	-	-	-
64 Milland Drive
Mill Valley, California
94941
J. Morton Davis	789,524	-	7.8%	5.9%
44 Wall Street
New York, NY
10005.
All executive officers	1,310,743(9)	794,786	18.5%	37.8%
and directors as a
group (5 persons)

* Less than 1%.

(1)

Beneficial ownership is calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Shares subject to stock options, warrants or convertible securities, for purposes of this table, are considered beneficially owned only to the extent currently exercisable or exercisable within 60 days after the date hereof.

(2)	Except as otherwise indicated, each of the parties listed has sole voting and investment power with respect to all shares of our Class B common stock indicated above.

(3)

For the purposes of this calculation, our common stock and our Class B common stock are treated as a single class of common stock. Our Class B common stock is entitled to five (5) votes per share, whereas our common stock is entitled to one (1) vote per share.

(4)	Includes 70,000 shares of our common stock issuable upon exercise of options that are immediately exercisable and 7,519 shares of restricted stock.

(5)	Includes 750,000 shares of our common stock issuable upon exercise of options that are immediately exercisable and 7,519 shares of restricted stock.

(6)	Includes 40,000 shares of our common stock issuable upon exercise of options that are immediately exercisable and 7,519 shares of restricted stock.

(7)	Includes 70,000 shares of our common stock issuable upon exercise of options that are immediately exercisable and 7,519 shares of restricted stock.

(8)	Includes 30,000 shares of our common stock issuable upon exercise of options that are immediately exercisable and 7,519 shares of restricted stock.

(9)	Includes 960,000 shares of our common stock issuable upon exercise of options that are immediately exercisable and 37,595 shares of restricted stock.

_________________

PROPOSAL 1
ELECTION OF DIRECTORS
_________________

        At the Annual Meeting, our stockholders will elect five (5) directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. Unless otherwise directed, all proxies will be voted in favor of the election of Michael Levy, Clive Kabatznik, Cornelius Roodt, Douglas Brisotti and Edward Roffman to serve as directors upon their nomination at the Annual Meeting. All nominees other than Mr. Roffman currently serve on our Board of Directors and their terms expire at the Annual Meeting.

        Each nominee has advised us of his willingness to serve as a director and we have no reason to expect that any of the nominees will be unable to stand for election at the date of the Annual Meeting. In the event that any nominee should become unavailable for election to our Board of Directors for any reason, the persons named in the proxies have discretionary authority to vote such proxies for one or more alternative nominees who will be designated by the then existing Board of Directors.

Required Vote

        To elect a director, the number of votes cast for each director must exceed the number of votes against the director. Votes withheld in the election of directors and abstentions or broker non-votes, if any, will be deemed as present for the purposes of determining the presence of a quorum at the Annual Meeting, but will not be counted towards the election of any person as a director. In the event that any of the nominees should become unavailable before the Annual Meeting, it is intended that shares represented by the enclosed proxy will be voted for one or more substitute nominees as may be nominated by the current Board of Directors.

        The Board of Directors unanimously recommends that stockholders vote FOR the election of each nominee listed in this proxy statement.

Information About Nominees and Our Sole Executive Officer

        The following table sets forth information regarding the nominees for director and our sole executive officer:

Name	Age	Director Since	Positions with the Company
Michael Levy	60	1995	Chairman of the Board of Directors
Clive Kabatznik	50	1995	Vice Chairman of the Board of Directors,
			Chief Executive Officer, President, Chief
			Financial Officer and Director
Cornelius J. Roodt	48	1996	Director
Douglas Brisotti	38	2005	Director
Edward Roffman	58	N/A	N/A

        Michael Levy is our co-founder and has served as Chairman of our Board of Directors since our inception in 1995. Since 1987, Mr. Levy has been the Chief Executive Officer and Chairman of the Board of Arpac L.P., a Chicago-based manufacturer of plastic packaging machinery.

        Clive Kabatznik is our co-founder and has served as a director and our President since our inception in 1995 and as our Vice Chairman of our Board of Directors, Chief Executive Officer and Chief Financial Officer since October 1995. Mr. Kabatznik has served as President of Colonial Capital, Inc., a Miami-based investment banking company that specializes in advising middle market companies in areas concerning mergers, acquisitions, private and public agency funding and debt placements.

        Cornelius J. Roodt has served as a member of our Board of Directors since December 1996 and from July 1996 to November 2000 served as Managing Director and Chief Financial Officer of one of our subsidiaries, First South African Holdings (Pty) Ltd. Mr. Roodt was responsible for overseeing all of the South African operations of First South African Holdings (Pty.), Ltd. Mr. Roodt led the buyout of First Lifestyle Holdings and since November 2000 has served as Chief Executive of the successor company, First Lifestyle Holdings, (Pty), Ltd. From February 1994 to June 1996, Mr. Roodt was a senior partner at Price Waterhouse Corporate Finance, South Africa. From January 1991 to January 1994, he was an audit partner at Price Waterhouse, South Africa.

        Douglas Brisotti is an independent consultant and has served as a member of our Board of Directors since 2005. In his 15-year career Mr. Brisotti has worked for some of the largest media brands in the world including Clear Channel Communications and Yahoo!, and has been intimately involved in interactive strategy for varied brands such as Marriott, Burger King, Hanes, MacGregor Golf and Volvo Trucks. From 2003 to 2005 Mr. Brisotti served as President of the games/media division at theglobe.com, an Internet communications corporation, and its subsidiaries including Chips & Bits, a game distribution business; Computer Games Magazine, a consumer print publication for PC games; Now Playing Magazine, a pop culture entertainment print publication; and Computer Games Online (www.cgonline.com) and Now Playing Online (www.nowplayingmag.com), the magazines’ online counterparts.

         Prior to theglobe.com, Mr. Brisotti served as Group Director for Yahoo! Inc.‘s Southeast United States and Caribbean regions. At Yahoo! he was primarily responsible for strategic client revenue relationships, including content integration, merchant integration, sponsorships and advertising, as well as expanding relationship internationally.

        Edward Roffman is currently an independent consultant. From April 2006 to December 2006 Mr. Roffman has served as an advisor to the Chief Executive Officer and Chief Financial Officer of Red Mile Entertainment, Inc., a video game developer and publisher, and from December 2004 to April 2006 as its Chief Financial Officer. From February 2003 to December 2004 Mr. Roffman served as Chief Financial Officer of Fluent Entertainment Inc., a video game developer and publisher. From June 1999 to February 2003 Mr. Roffman was a member of Creekside LLC, a consulting firm focusing on early stage companies.

        All directors hold office until their respective successors are elected, or until death, resignation or removal. Officers hold office until the meeting of our Board of Directors following each Annual Meeting of Stockholders and until their successors have been chosen and qualified.

Board Meetings and Committees

        Our Board of Directors is responsible for our overall management. During the fiscal year ended June 30, 2006, our Board of Directors held three meetings and acted by unanimous written consent three times. Each incumbent director attended at least 75% of all meetings of our Board of Directors and committees on which such director served which were held during the year.

        Our Board of Directors has a separate audit committee, compensation committee and nominating committee. The audit committee is currently composed of Michael Levy, John Grippo and Cornelius J. Roodt, each of whom are independent directors as defined in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board of Directors has determined that Messrs. Grippo and Roodt meet the standards of an audit committee “financial expert” as defined by the Sarbanes Oxley Act of

2002.  Following the Annual Meeting it is anticipated that the audit committee will be composed of Michael Levy, Cornelius Roodt and Edward Roffman.

        The audit committee is responsible for annually selecting and retaining our independent registered public accounting firm, reviewing with our independent registered public accounting firm the scope and results of the audit engagement and establishing and monitoring our financial policies and control procedures. The specific functions and responsibilities of the audit committee are set forth in an Audit Committee Charter adopted by our Board of Directors, a copy of which was included as an appendix to our 2004 proxy statement filed with the Securities and Exchange Commission (the “SEC”) on November 15, 2004. The audit committee met two times during fiscal year ended June 30, 2006.

        The compensation committee is currently composed of Michael Levy and John Grippo. These persons are intended to be non-employee directors within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Exchange Act. Following the Annual Meeting it is anticipated that the compensation committee will be composed of Michael Levy and Edward Roffman.

        The compensation committee has power and authority with respect to all matters pertaining to compensation payable and the administration of employee benefits, deferred compensation and our stock option plans. The compensation committee met one time during fiscal year ended June 30, 2006.

        The Company’s nominating committee is currently composed of Douglas Brisotti and John Grippo, each of whom are independent directors as defined in Rule 4200(a)(15) of the NASD’s listing standards. Following the Annual Meeting it is anticipated that the nominating committee will be composed of Douglas Brisotti and Edward Roffman.

        The function of the nominating committee is to consider and recommend to our Board of Directors candidates for appointment or election as directors. The specific functions and responsibilities of the nominating committee are set forth in a written charter of the nominating committee adopted by our Board of Directors, a copy of which was included as an appendix to our 2004 proxy statement filed with the SEC on November 15, 2004.

        A nominee to our Board of Directors must have such experience in business or financial matters as would make such nominee an asset to our Board of Directors. In recommending director candidates, our nominating committee takes into consideration such factors as it deems appropriate based on our current needs. These factors may include: professional and personal ethics and integrity; business, professional, or industry knowledge and contacts; business and financial sophistication, common sense and wisdom, and the ability to make informed judgments on a wide range of issues; relevant skills and experience demonstrated through business, professional, charitable or civic affairs; the ability to exercise independent judgment; and the candidate’s ability to devote the required time and effort to serve on our Board of Directors.

        The nominating committee will consider for nomination candidates recommended by stockholders if the stockholders comply with the following requirements: the stockholder must submit in writing to the nominating committee the recommended candidate’s name, a brief resume setting forth the recommended candidate’s business, educational background, qualifications for service, and any other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and a notarized consent signed by the recommended candidate stating the recommended candidate’s willingness to be nominated and to serve. This information must be delivered to our nominating committee at our address and must be received in a timely manner as specified in our proxy statements (these timing requirements are not applicable to persons nominated by or at the direction of our Board of Directors). The timing requirements with respect to next year’s annual meeting are described in the section of this proxy statement entitled “Stockholder Proposals.” The nominating committee may request further information if it determines a potential candidate may be an appropriate nominee.

        The nominating committee met one time during the fiscal year ended June 30, 2006.

Director Compensation

        Except for Mr. Levy, our directors do not receive fixed compensation for their services as directors other than (i) restricted shares of our common stock equal to $10,000 granted to each director, (ii) options to purchase 15,000 shares of our common stock, (iii) options to purchase 25,000 shares of our common stock granted to the Chairman of our Board of Directors, and (iv) options to purchase 20,000 shares of our common stock granted to the Chairman of our audit committee, in each case under our 2004 Stock Incentive Plan. Mr. Levy receives an annual consulting fee of $60,000 and options to purchase 25,000 shares of our common stock per year, solely in connection with his service as Chairman of our Board of Directors. Directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties.

EXECUTIVE COMPENSATION

        The following summary compensation table sets forth the aggregate compensation we paid or accrued to our Chief Executive Officer during the fiscal years ended June 30, 2004, June 30, 2005 and June 30, 2006. Apart from our Chief Executive Officer, whose annual salary was $333,000, Don McFatridge, Chief Executive of Strategy First, earns approximately $160,000 per annum and Sheldon Reinhardt, Chief Financial Officer of Strategy First earns approximately $110,000 per annum. No other executive officers received compensation in excess of $100,000 during the fiscal year ended June 30, 2006

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	Fiscal Year Ended June 30,	Salary	Bonus	Other Annual Compensation	Restricted Stock Awards	Securities Underlying Stock Options
Clive Kabatznik,	2006	$333,000	-	---	7,519	15,000
President, Chief	2005	320,000	-	---	9,090	515,000
Executive Officer	2004	315,000	-	---	---	5,000
and Chief Financial
Officer

The options granted to Mr. Kabatznik during the fiscal year ended June 30, 2006 represent:

•	options granted under our 2004 Stock Incentive Plan to purchase 15,000 shares of our common stock, which are currently exercisable at an exercise price of $1.33 per share;

The options granted to Mr. Kabatznik during the fiscal year ended June 30, 2005 represent:

•	options granted under our 2004 Stock Incentive Plan to purchase 15,000 shares of our common stock, which are currently exercisable at an exercise price of $1.06 per share;

•	options granted under our 1995 Stock Option Plan to purchase 50,000 shares of our common stock, which are currently exercisable at an exercise price of $2.00 per share; and

•	non-qualified options to purchase 450,000 shares of our common stock, which are currently exercisable at an exercise price of $2.00 per share; such options are subject to a lockup pending stockholder approval.

The options granted to Mr. Kabatznik during the fiscal year ended June 30, 2004 represent:

•	options granted under our 1995 Stock Option Plan to purchase 5,000 shares of our common stock, which are currently exercisable at an exercise price of $1.61 per share.

Options Granted in Fiscal 2006

        The following table sets forth the details of options to purchase our common stock we granted to our sole executive officer during fiscal year ended June 30, 2006, including the potential realized value over the five (5) year term of the option based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the SEC and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock. Each option is immediately exercisable.

Options Granted

Name	Number of Securities Underlying Options	Percent of Total to Employees in Fiscal Year	Per Share Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation For Option Term
					5%	10%
Clive Kabatznik	15,000	26.5%	$1.33	April 12, 2011	$5,500	$12,200

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

        During the fiscal year ended June 30, 2006 no options were exercised by our sole executive officer. The following table sets forth the number of shares of our common stock underlying unexercised stock options granted by us to our executive officer and the value of those options at June 30, 2006. The value of each option is based on the positive difference, if any, of the closing bid price for our common stock on the NASDAQ Capital Market on June 30, 2006, or $1.27 over the exercise price of the option.

Name of Executive Officer	Number of Securities Underlying Options At Fiscal Year End		Value of Unexercised in the Money Options At Fiscal Year-end (1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Clive Kabatznik	335,000	450,000	$425,450	-

(1)     Based on the closing bid price for our common stock on the Nasdaq Capital Market on June 30, 2006.

Employment Agreements

        On January 29, 2005, our Board of Directors approved an Employment Agreement with Clive Kabatznik (the “Employment Agreement”) pursuant to which Mr. Kabatznik agreed to serve as our Chief Executive Officer, President and Chief Financial Officer beginning as of January 1, 2005 and continuing through and until December 31, 2009. As compensation for his services, Mr. Kabatznik received an annual base salary of $325,000 in 2005, $333,000 in 2006 and will receive $350,000 per annum from the beginning of 2007 to the end of 2009. During the term of the Employment Agreement, Mr. Kabatznik shall be entitled to an annual bonus in an amount to be determined by our Board of Directors and Compensation

Committee based on our results of operations for each fiscal year starting in the fiscal year ending June 30, 2006. Such bonus will be dependant on the Company’s net income from operations achieving a rate of return on equity of not less than 20% annually. Mr. Kabatznik did not receive a bonus for fiscal year 2006.

        On April 21, 2004, Strategy First, Inc., entered into employment agreements with Don McFatridge, and Richard Therrien and on October 3, 2005, Strategy First, Inc., entered into an employment agreement with Sheldon Reinhardt. The employment agreements are on an at-will basis and call for salaries of Cdn $180,000, $75,000, and $120,000, respectively.

        Each employee is entitled to a bonus of up to 30% of their salary at the discretion of our board of directors.

        Mr. McFatridge serves as Chief Executive Officer and received options to purchase 75,000 shares of our common stock. These options vest annually over a three-year period.

        Mr. Therrien serves as Chief Technology Officer and received options to purchase 25,000 shares of our common stock. These options vest annually over a three-year period.

        Mr. Reinhardt serves as Vice President of Finance and received options to purchase 20,000 shares of our common stock on December 31, 2006. These options will vest annually over a three-year period.

1995 Stock Option Plan

        Our Board of Directors has adopted and our stockholders approved our 1995 Stock Option Plan (the “1995 Plan”). Our 1995 Stock Option Plan provides for the grant of:

•	options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 to key employees; and

•	options not intended to so qualify to key employees, including our directors and officers, and to directors and consultants who are not employees.

        The total number of shares of our common stock for which options may be granted under our 1995 Stock Option Plan is 850,000 shares.

        Our 1995 Stock Option Plan is administered by the compensation committee of our Board of Directors. The compensation committee will determine the terms of options, including the exercise price, the number of shares subject to the option and the terms and conditions of exercise. No option granted under our 1995 Stock Option Plan is transferable by the optionee other than by will or the laws of descent and distribution and each option is exercisable during the lifetime of the optionee only by such optionee or his legal representatives.

        The exercise price of incentive stock options under our 1995 Stock Option Plan must be at least equal to 100% of the fair market value of such shares on the date of grant, or 110% of fair market value in the case of an optionee who owns or is deemed to own stock possessing more than 10% of the voting rights of our outstanding capital stock. The term of each option will be established by the compensation committee, in its sole discretion. However, the maximum term for each incentive stock option granted under our 1995 Stock Option Plan is ten (10) years, or five (5) years in the case of an optionee who owns or is deemed to own stock possessing more than 10% of the total combined voting power of our outstanding capital stock. Options will become exercisable at such times and in such installments as the compensation committee will provide in the terms of each individual option. The maximum number of shares for which options may be granted to any individual in any fiscal year is 210,000.

        Our 1995 Stock Option Plan also contains an automatic option grant program for our directors. Each of our non-employee directors is automatically granted an option to purchase 10,000 shares of our common stock following each annual meeting of stockholders. In addition, each of our employee directors is automatically granted an option to purchase 5,000 shares of our common stock following each annual meeting of stockholders. Each grant has an exercise price per share equal to the fair market value of the our common stock on the grant date, is immediately exercisable and has a term of five years measured from the grant date, subject to earlier termination if an optionee’s service as a Board member is terminated for cause.

        Through June 30, 2006, we have granted options to purchase 255,000 shares of our common stock under our 1995 Stock Option Plan, 165,000 of which have been exercised. The 1995 Stock Option Plan was terminated on December 19, 2005.

2004 Stock Incentive Plan

        Our board of directors has adopted and our stockholders approved our 2004 Stock Incentive Plan (the “2004 Plan”). The 2004 Plan is intended to provide an incentive to employees (including executive officers), and directors of, and consultants to, the Company and its affiliates, and is intended to be the successor plan to the 1995 Stock Option Plan (which terminated in December 2005). The 2004 Plan authorizes the issuance of a maximum of 1,000,000 shares of our common stock (subject to adjustment as described in the 2004 Plan) pursuant to stock grants or options to purchase common stock to employees (including officers and directors who are employees) and non-employee directors of, and consultants to, us.

        The 2004 Plan provides for the grant of (i) “incentive stock options” (“ISOs”) within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) non-qualified stock options (which are stock options that do not qualify as ISOs), and (iii) stock awards.

        The 2004 Plan will be administered by our board of directors or a committee of our board of directors consisting of at least two (2) members of our board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. It is also intended that each member of any such committee will be an “outside director” within the meaning of Section 162(m) of the Code.

        Options granted under the 2004 Plan will be subject to, among other things, the following terms and conditions:

•	The exercise price of each option will be determined by the administrator; provided, however, that the exercise price of an ISO may not be less than the fair market value of our common stock on the date of grant (110% of such fair market value if the optionee owns (or is deemed to own) more than 10% of our voting power).

•	Options may be granted for terms determined by the administrator; provided, however, that the term of an ISO may not exceed ten (10) years (five (5) years if the optionee owns (or is deemed to own) more than 10% of our voting power).

•	The maximum number of shares of our common stock for which options may be granted to an employee in any calendar year is 230,000. In addition, the aggregate fair market value of shares with respect to which ISOs may be granted to an employee which are exercisable for the first time during any calendar year may not exceed $100,000.

•	The exercise price of each option is payable in full upon exercise or, if the applicable stock option contract entered into by us with an optionee permits, in installments.

•	Options may not be transferred other than by will or by the laws of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee or his or her legal representatives.

•	Except as may otherwise be provided in the applicable option contract, if the optionee’s relationship with us as an employee or consultant is terminated for any reason (other than the death or disability of the optionee), the option may be exercised, to the extent exercisable at the time of termination of such relationship, within three months thereafter, but in no event after the expiration of the term of the option.

•	We may withhold cash and/or shares of our common stock having an aggregate value equal to the amount which we determine is necessary to meet its obligations to withhold any federal, state and/or local taxes or other amounts incurred by reason of the grant or exercise of an option, its disposition or the disposition of shares acquired upon the exercise of the option. Alternatively, we may require the optionee to pay us such amount, in cash, promptly upon demand.

        Through February 15, 2007, we have granted options to purchase 95,000 shares of our common stock under our 2004 Stock Option Plan, 95,000 of which have been exercised.

Non-Plan Stock Options

        At various times since 1996, we have granted non-plan stock options to purchase 1,205,000 shares of our common stock at a weighted exercise price of $2.97 per share.

PERFORMANCE GRAPH

        The following graph compares the cumulative return to holders of our common stock for the period commencing June 30, 2001 and ending September 30, 2006 with the NASDAQ Composite and the Dow Jones Internet Commerce Index as a peer group index for the same period. The comparison assumes $100 was invested on June 30, 2001 in our common stock and in each of the comparison groups. We have paid no dividends to stockholders to date.

	06/01	06/02	06/03	06/04	06/05	06/06
Silverstar Holdings, Ltd.	$100.00	$37.50	$20.00	$110.00	$203.75	$158.75

Nasdaq Stock Market-US Index	$100.00	$67.69	$74.77	$94.25	$94.73	$99.94

ECM Dow Jones Internet Commerce	$100.00	$25.84	$45.39	$67.78	$72.38	$84.96

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of the members of our compensation committee of our Board of Directors is now or ever has been one of our officers or employees. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or our compensation committee.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee has reviewed Silverstar’s audited financial statements for the last fiscal year and discussed them with management.

        Silverstar’s independent auditors, Rachlin Cohen & Holtz LLP (“RCH”) have discussed with the Audit Committee the quality, in their judgment, as well as the acceptability of Silverstar’s accounting principles as applied in its financial reporting. RCH, the Audit Committee and management have discussed matters such as the consistency, clarity and completeness of accounting policies and disclosures, the reasonableness of significant judgments and accounting estimates, significant audit adjustments, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

        RCH has discussed with the Audit Committee and has disclosed to the Audit Committee, in writing, all relationships between RCH and its related entities and Silverstar and its related entities that, in RCH’s professional judgment, may be reasonably thought to bear on independence and has confirmed that in its professional judgment, RCH is independent of Silverstar within the meaning of the Securities Act of 1933, as amended.

        The Audit Committee, based on the review and discussions described above, has recommended to the Board of Directors that the audited financial statements be included in Silverstar’s Annual Report on Form 10-K/A for the last fiscal year.

Michael Levy, Chairman John Grippo Cornelius Roodt

REPORT OF THE COMPENSATION COMMITTEE

Overview and Philosophy

        The compensation committee is composed entirely of non-employee directors and is responsible for developing and making recommendations to the Board of Directors with respect to the Company’s executive compensation policies.

        The objectives of the Company’s executive compensation program are to:

•	support the achievement of desired Company performance; and

•	provide compensation that will attract and retain superior talent and reward performance.

Executive Officer Compensation Program

        The Company’s executive officer compensation program is comprised of base salary, long-term incentive compensation in the form of stock options, specific performance-based bonuses and various benefits, including medical and pension plans generally available to employees of the Company. The Company and its sole executive officer entered into an employment agreement dated January 29, 2005. See “Executive Compensation—Employment Agreements.”

Base Salary

        Base salary level for the Company’s Chief Executive Officer is competitively set relative to similar companies. In determining salary, the compensation committee also takes into account individual experience and performance and specific issues particular to the Company.

Stock Option Program

        The stock option program is the Company’s long-term incentive plan for providing an incentive to key employees (including directors and officers who are key employees) and to directors who are not employees of the Company.

1995 Stock Option Plan

        The 1995 Stock Option Plan authorized the compensation committee to award key executives stock options. The 1995 Stock Option Plan was terminated on December 19, 2005.

2004 Stock Incentive Plan

        The 2004 Stock Incentive Plan authorizes the compensation committee to award key executives and directors stock options. Options granted under the 2004 Stock Incentive Plan may be granted containing terms determined by the compensation committee, including exercise period and price.

Benefits

        The Company provides to our Chief Executive Officer medical and pension benefits that generally are available to Company employees. The amount of perquisites for our Chief Executive Officer, as determined in accordance with the rules of the SEC relating to executive compensation, did not exceed 10% of his of salary for the fiscal year ended June 30, 2006.

Bonus

        The Company provides its Chief Executive Officer an annual bonus based on results of operations of the Company for each fiscal year. Such bonus will be dependant on the Company’s net income from operations achieving a rate of return on equity of not less than 20% annually.

Chief Executive Officer Compensation

        The compensation of the Chief Executive Officer is based upon the criteria enunciated above. On January 29, 2005, the Company entered into a new Employment Agreement with Mr. Clive Kabatznik. See “Executive Compensation – Employment Agreement”. Pursuant to the Employment Agreement, Mr. Kabatznik agreed to serve as the Chief Executive Officer, President and Chief Financial Officer of the Company beginning as of January 1, 2005 and continuing through and until December 31, 2009. As compensation for his services, Mr. Kabatznik received an annual base salary of $333,000 in 2006 and will receive $350,000 per annum from the beginning of 2007 to the end of 2009 in addition to the bonuses described above.

Michael Levy John Grippo Members of the Compensation Committee

Stockholder Communications with the Board of Directors

        Any stockholder who wishes to send communications to our Board of Directors should mail them addressed to the intended recipient by name or position in care of: Corporate Secretary, Silverstar Holdings, Ltd., 1900 Glades Road, Suite 435, Boca Raton, FL 33431. Upon receipt of any such communications, the Corporate Secretary will determine the identity of the intended recipient and whether the communication is an appropriate stockholder communication. The Corporate Secretary will send all appropriate stockholder communications to the intended recipient. An “appropriate stockholder communication” is a communication from a person claiming to be a stockholder in the communication, and the subject of which relates solely to the sender’s interest as a stockholder and not to any other personal or business interest.

        In the case of communications addressed to our Board of Directors, the Corporate Secretary will send appropriate stockholder communications to the Chairman of the Board. In the case of communications addressed to the independent or outside directors, the Corporate Secretary will send appropriate stockholder communications to the Chairman of the audit committee. In the case of communications addressed to committees of the Board, the Corporate Secretary will send appropriate stockholder communications to the chairman of such committee.

        Our Board of Directors encourages all of its members to attend our annual meeting of stockholders so that each director may listen to any concerns that stockholders may have that are raised at the annual meeting. All of the members of the Board of Directors attended the Company’s 2005 annual meeting of stockholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officer and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission and furnish copies of those reports to us. Based solely on a review of the copies of the reports furnished to us to date, or written representations that no reports were required, we believe that all reports required to be filed by such persons with respect to our fiscal year ended June 30, 2006 were timely made.

Code of Ethics

        Our Board of Directors adopted a Code of Ethics which applies to all of our directors, executive officers and employees. A copy of the Code of Ethics is available upon request to the Corporate Secretary, Silverstar Holdings, Ltd., 1900 Glades Road, Suite 435, Boca Raton, FL 33431.

        Directors are elected by a majority of the votes cast at the Meeting. Votes withheld in the election of directors and abstentions or broker non-votes, if any, will be deemed as present for the purposes of determining the presence of a quorum at the Meeting. Vote withheld will be counted against the election of a director, but abstentions or broker non-votes, if any, will not be counted towards the election of any person as a director. Brokers who hold shares of common stock as nominees will have discretionary authority to vote such shares of common stock as nominees if they have not received voting instructions from the beneficial owner by the tenth day before the meeting, provided that this proxy statement has been transmitted to the beneficial holder at least fifteen (15) days prior to the Meeting. In the event that any of the nominees should become unavailable before the Meeting, it is intended that shares represented by the enclosed proxy will be voted for one or more substitute nominees as may be nominated by the current Board of Directors.

PROPOSAL 2
RATIFICATION OF THE GRANT OF OPTIONS TO PURCHASE 650,000 SHARES OF THE COMPANY’S COMMON STOCK TO CLIVEKABATZNIK
OUTSIDE A STOCKHOLDER APPROVED STOCK OPTION PLAN

        On January 2, 2005, we entered into a stock option agreement with Clive Kabatznik, our President, Chief Executive Officer and Chief Financial Officer pursuant to which we granted Clive Kabatznik an option to purchase 450,000 shares of our common stock at an exercise price of $2.00 per share outside a stockholder approved stock option plan. If the fair market value of one share of our common stock is greater than the $2.00 exercise price, then Clive Kabatznik may, at his sole option, elect to exercise the option on a cashless basis. The option will expire on December 31, 2009. Although the stock option agreement provides that the option vests immediately and becomes exercisable immediately, Clive Kabatznik agreed that he would not, until such time that we have received the necessary approval of our stockholders of the option grant pursuant to Nasdaq Marketplace Rule 4350(i), exercise, sell transfer or otherwise dispose of any of the option or any of the shares underlying the option.

        On July 1, 1997, we entered into a stock option agreement with Clive Kabatznik, our President, Chief Executive Officer and Chief Financial Officer pursuant to which we granted Clive Kabatznik an option to purchase 200,000 shares of our common stock at an exercise price of $5.00 per share outside a stockholder approved stock option plan. If the fair market value of one share of our common stock is greater than the $5.00 exercise price, then Clive Kabatznik may, at his sole option, elect to exercise the option on a cashless basis. The option will expire on July 1, 2007. Although the stock option agreement provides that the option vests immediately and becomes exercisable immediately, Clive Kabatznik agreed that he would not, until such time that we have received the necessary approval of our stockholders of the option grant pursuant to Nasdaq Marketplace Rule 4350(i), exercise, sell transfer or otherwise dispose of any of the option or any of the shares underlying the option.

Reason for Stockholder Approval

        Rule 4350(i) of the National Association of Securities Dealers, Inc. (the “NASD”) requires issuers whose securities are listed on the Nasdaq Capital Market (the market on which our common stock is listed) to obtain stockholder approval of prior to the issuance of securities when a stock option is to be established or materially amended, and which securities may be acquired by officers, directors, employees, or consultants of the Company. Although the stock options were awarded prior to receiving stockholder approval, Clive Kabatznik agreed that he would not, until such time that we have received the necessary approval of our stockholders of the option grant pursuant to Nasdaq Marketplace Rule 4350(i), exercise, sell transfer or otherwise dispose of any of the option or any of the shares underlying the option. Consequently, we are seeking stockholder approval of the options that were granted to Clive Kabatznik.

        The Board of Directors believes that it is in the Company’s best interest for Clive Kabatznik to be able to exercise his options in order to reward him for their past services to the Company. Approval of this Proposal 2 by the stockholders would satisfy the stockholder approval requirements of NASD Rule 4350(i).

Required Vote

        The affirmative vote of a majority of the votes cast at the Meeting is required to ratify the Company’s s grant of options to purchase 650,000 shares of common stock of the Company to Mr. Clive Kabatznik. Abstentions or broker non-votes, if any, will not be counted as votes “cast” with respect to this matter. Brokers who hold shares of common stock as nominees will have discretionary authority to vote such shares of common stock as nominees if they have not received voting instructions from the beneficial owner by the tenth day before the meeting, provided that this proxy statement has been transmitted to the beneficial holder at least fifteen (15) days prior to the Annual Meeting.

        The Board of Directors unanimously recommends that stockholders vote FOR this Proposal.

PROPOSAL 3
RATIFICATION OF THE GRANT OF OPTIONS TO PURCHASE 180,000 SHARES OF THE COMPANY’S COMMON STOCK TO JOSEPH ABRAMS, OUTSIDE A STOCKHOLDER APPROVED STOCK OPTION PLAN

        On July1, 2004, we entered into a stock option agreement with Joseph Abrams, a consultant to us, pursuant to which we granted Joseph Abrams an option to purchase 180,000 shares of our common stock at an exercise price of $0.81 per share outside a stockholder approved stock option plan. If the fair market value of one share of our common stock is greater than the $0.81 exercise price, then Joseph Abrams may, at his sole option, elect to exercise the option on a cashless basis. The option will expire on August 31, 2007. Although the stock option agreement provides that the option vests immediately and becomes exercisable immediately, Joseph Abrams has agreed that he would not, until such time that we have received the necessary approval of our stockholders of the option grant pursuant to Nasdaq Marketplace Rule 4350(i), exercise, sell transfer or otherwise dispose of any of the option or any of the shares underlying the option.

Reason for Stockholder Approval

        Rule 4350(i) of the NASD requires issuers whose securities are listed on the Nasdaq Capital Market (the market on which our common stock is listed) to obtain stockholder approval prior to the issuance of securities when a stock option is to be established or materially amended, and which securities may be acquired by officers, directors, employees, or consultants of the Company. Although the stock options were awarded prior to receiving stockholder approval, Joseph Abrams agreed that he would not, until such time that we have received the necessary approval of our stockholders of the option grant pursuant to Nasdaq Marketplace Rule 4350(i), exercise, sell transfer or otherwise dispose of any of the option or any of the shares underlying the option. Consequently, we are seeking stockholder approval of the options that were granted to Joseph Abrams.

        The Board of Directors believes that it is in the Company’s best interest for Joseph Abrams to be able to exercise his option in order to reward him for his past services to the Company. Approval of this Proposal 3 by the stockholders would satisfy the stockholder approval requirements of NASD Rule 4350(i).

Required Vote

        The affirmative vote of a majority of the votes cast at the Meeting is required to ratify the Company’s s grant of options to purchase 180,000 shares of common stock of the Company to Mr. Joseph Abrams. Abstentions or broker non-votes, if any, will not be counted as votes “cast” with respect to this matter. Brokers who hold shares of common stock as nominees will have discretionary authority to vote such shares of common stock as nominees if they have not received voting instructions from the beneficial owner by the tenth day before the meeting, provided that this proxy statement has been transmitted to the beneficial holder at least fifteen (15) days prior to the Annual Meeting.

        The Board of Directors unanimously recommends that stockholders vote FOR this Proposal.

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The firm of Rachlin Cohen & Holtz LLP audited our financial statements for the fiscal year ended June 30, 2006. The audit committee has appointed that firm to act as our independent registered public accounting firm for the fiscal year ending June 30, 2007. The Board of Directors believes it is appropriate to present to the Annual Meeting a resolution ratifying the appointment of Rachlin Cohen & Holtz LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2007. A representative of Rachlin Cohen & Holtz LLP is not expected to be present at the Annual Meeting and thus is not expected to be available to respond to questions or have the opportunity to make a statement if he desires to do so.

Principal Accountant Fees and Services

         Audit Fees

        Audit fees billed to us by Rachlin Cohen & Holtz LLP for its audit of our financial statements and for its review of the financial statements included in our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for 2006 and 2005 totaled $80,000 and $70,207, respectively.

         Tax Fees

        Tax fees billed to us by Rachlin Cohen & Holtz LLP for our tax returns for the fiscal year 2006 and 2005 were $0.0 and $0.0, respectively.

         Other Fees

        No other fees were billed to us by Rachlin Cohen & Holtz LLP for all other non-audit or tax services rendered to us for the fiscal year 2006 and 2005, respectively.

         Audit Committee Pre-Approval Policies

        The Audit Committee has adopted a procedure under which all fees charged by Rachlin Cohen & Holtz LLP must be pre-approved by the Audit Committee, subject to certain permitted statutory de minimus exceptions.

Required Vote

        The affirmative vote of a majority of the votes cast at the Meeting is required to ratify the appointment of Rachlin Cohen & Holtz, LLP as the registered public accounting firm of the Company for the fiscal year ending June 30, 2007. Abstentions or broker non-votes, if any, will not be counted as votes “cast” with respect to this matter. Brokers who hold shares of common stock as nominees will have discretionary authority to vote such shares of common stock as nominees if they have not received voting instructions from the beneficial owner by the tenth day before the meeting, provided that this proxy statement has been transmitted to the beneficial holder at least fifteen (15) days prior to the Annual Meeting.

        The Board of Directors unanimously recommends that stockholders vote FOR this Proposal.

MISCELLANEOUS

Stockholder Proposals

        Any stockholder proposal intended to be presented at the 2007 Annual Meeting of Stockholders and to be included in the proxy statement and form of proxy distributed by our Board of Directors in connection with the 2007 annual meeting of stockholders, must be received by us in writing not later than August 8, 2007.

        If the Company does not receive written notice by October 22, 2008 from a stockholder who intends to present at the next annual meeting a proposal that is not discussed in our proxy statement, the persons named in the proxy accompanying our proxy statement for that annual meeting will have the discretionary authority to vote on such proposal at such meeting.

Solicitation of Proxies

        We are bearing the cost of preparing, assembling, printing and mailing the Notice of Annual Meeting, this Proxy Statement and proxies. We will also reimburse brokers who are holders of record of our common stock for their reasonable out-of-pocket expenses in forwarding proxies and proxy soliciting material to the beneficial owners of such shares. In addition to the use of the mails, proxies may be solicited without extra compensation by our directors, officers and employees by telephone, telecopy, telegraph, email or personal interview.

Other Matters

        Management does not intend to bring before the Annual Meeting for action any matters other than those specifically referred to above and is not aware of any other matters which are proposed to be presented by others. If any other matters or motions should properly come before the Annual Meeting, the persons named in the proxy intend to vote thereon in accordance with their judgment on such matters or motions, including any matters or motions dealing with the conduct of the Annual Meeting.

Proxies

        All stockholders are urged to fill in their choices with respect to the matters to be voted upon, sign and promptly return the enclosed form of proxy.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you about us by referring you to those documents. The information incorporated by reference is considered to be part of this Proxy Statement. We incorporate by reference in this Proxy Statement our Annual Report on Form 10-K/A for the fiscal year ended June 30, 2006, including financial statements and reports thereon of Rachlin, Cohen & Holtz LLP, filed on September 28, 2006, as amended.

By Order of the Board of Directors, Dawna Ferguson Secretary

February 28, 2007

PROXY	PROXY CARD	PROXY

SILVERSTAR HOLDINGS, LTD.
ANNUAL MEETING OF STOCKHOLDERS

This Proxy is solicited on behalf of the Board of Directors

The undersigned holder of common stock of Silverstar Holdings, Ltd. (the “Company”) hereby revokes all previous proxies, acknowledges receipt of the Notice of the Stockholders’ Meeting to be held on March 29, 2007, and hereby appoints Clive Kabatznik and Michael Levy, and each of them, as proxies of the undersigned, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote as designated on the reverse side of this proxy, and otherwise represent all of the shares of the undersigned at said meeting and at any adjournments or postponements thereof with the same effect as if the undersigned were present and voting the shares.

[CONTINUED AND TO BE SIGNED ON REVERSE SIDE]

        The Board of Directors recommends a vote FOR all listed nominees and FOR Proposals 2, 3 and 4

PLEASE MARK YOUR CHOICES LIKE THIS IN BLUE OR BLACK INK

(1)	Election of directors

FOR ALL NOMINEES	NOMINEES:	Michael Levy
Clive Kabatznik
WITHHOLD AUTHORITY		Cornelius J. Roodt
FOR ALL NOMINEES		Douglas Brisotti
Edward Roffman
FOR ALL EXCEPT
(see instructions below)

*INSTRUCTION:	To withhold authority for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:

(2)     Ratification of the grant of options to purchase 650,000 shares of common stock of the Company to Clive Kabatznik.

FOR	AGAINST	ABSTAIN

(3)     Ratification of the grant of options to purchase 180,000 shares of common stock of the Company to Joseph Abrams.

FOR	AGAINST	ABSTAIN

(4)     Ratification of the appointment of Rachlin Cohen & Holtz LLP, as independent registered public accounting firm for the Company for the fiscal year ending June 30, 2007.

1

FOR	AGAINST	ABSTAIN

THE SHARES REPRESENTED BY THIS PROXY, DULY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE NOMINEES AND FOR EACH OF PROPOSALS 2, 3 AND 4, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS APPOINTED AS PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. IN CASE ANY NOMINEE SHOULD BECOME UNAVAILABLE FOR ELECTION TO THE BOARD OF DIRECTORS FOR ANY REASON, THE PERSONS APPOINTED AS PROXIES SHALL HAVE DISCRETIONARY AUTHORITY TO VOTE THIS PROXY FOR ONE OR MORE ALTERNATIVE NOMINEES WHO WILL BE DESIGNATED BY THE THEN EXISTING BOARD OF DIRECTORS.

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK YOUR CHOICE ON ALL PROPOSALS, AND SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

_________________

_________________

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to registered name(s) on the account may not be submitted via this method.

__________________ Date: ______________ _____________________ Date: ______________
Signature                                                                       Signature

Note: Please sign exactly as your name or names appear on this Proxy. Where shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.